BY-LAWS
                                     ------
                                       OF
                                       --
                        MISSOURI RIVER GOLD AND GEM CORP.
                        ---------------------------------



                               ARTICLE 1.  OFFICES
                               ----------  -------

     The principal office of the corporation shall be located at 1827 Agnes Street, in the City of Missoula, County of Missoula, State of Montana.

     The registered office of the corporation, as required by the Montana Business Corporation Act to be maintained in the State of Montana, may be, but need not be, identical with the principal office of the corporation. The registered office may be changed from time to time by the board of directors.

     The corporation may have such other offices, either within or without the State of Montana, as the board of directors may designate or as the business of the corporation may require from time to time.

                            ARTICLE II.  SHAREHOLDERS
                            -----------  ------------

     Section  1.  Annual  Meeting.  The  annual meeting of shareholders shall be
                  ----------------
held on such day and date and at such time as may be determined by the board of directors, at which meeting the shareholders shall elect a board of directors and transact such other business as may be properly brought before the meeting. If the election of directors shall not be held on the day designated herein for any annual shareholders' meeting, or any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as is convenient.

     Section  2.  Special  Meetings.  Special  meetings of the shareholders, for
                  ------------------
any purpose or purposes, unless otherwise prescribed by statute, may be called by the president, the board of directors, the holders of not less than one-tenth of all the shares entitled to vote at the meeting or such other officers or persons as may be provided in the Articles of Incorporation or the By-Laws.

     Section  3.  Place  of  Meeting.  The  board of directors may designate any
                  -------------------
place, either within or without the State of Montana, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Montana, as the place for holding such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Montana.

     Section  4.  Notice  of Meeting.  Written notice stating the place, day and
                  -------------------
hour of the shareholders' meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than ten or more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, unless he shall have filed with the secretary of the corporation a written request that notices intended for him be mailed to a different address, in which case it shall be mailed to the address designated in the request. Notices called for hereunder may be waived in accordance with Article IX of these By-Laws or by attendance at any such meeting.

     Section  5.  Quorum.  A  majority  of  the  outstanding  shares  of  the
                  -------
corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a shareholders' meeting, but in no event shall a quorum consist of less than one-third of the shares entitled to vote at the meeting. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting until a quorum is present, when any business may be transacted that may have been transacted at the meeting as originally called. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding withdrawal of enough shareholders to leave less than a quorum.

     Section  6.  Proxies.  At  all  meetings of shareholders, a shareholder may
                  --------
vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid eleven months from its date of execution unless otherwise provided in the proxy. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.

     Section  7.  Voting of Shares.  Subject to the provisions of applicable law
                  -----------------
(including but not limited to provisions of law respecting cumulative voting in the election of directors), the Articles of Incorporation or these By-Laws, each outstanding share, regardless of class, shall be entitled to one vote, and each fractional share shall be entitled to a corresponding fractional vote, on each matter submitted to a vote at any shareholders' meeting.

     Section  8.  Informal  Action  by  Shareholders.  Any action required to be
                  -----------------------------------
taken at a shareholders' meeting, or any action which may be taken at a shareholders' meeting, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same effect as a unanimous vote of the shareholders.

                        ARTICLE III.  BOARD OF DIRECTORS
                        -----------   ------------------

     Section  1.  General Powers.  All corporate powers shall be exercised by or
                  --------------
under the authority of, and the business and affairs shall be managed under the direction of, the board of directors.

     Section  2.  Number, Tenure and Qualification.  The number of the directors
                  ---------------------------------
of the corporation shall be two (2). Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. the number of directors may be increased or decreased from time to time by amendment of the By-Laws, but no decrease shall have the effect of shortening the term of any incumbent director. Directors need not be residents of the State of Montana or shareholders of the corporation.

     Section  3.  Regular  Meetings.  Regular meetings of the board of directors
                  ------------------
may be held without notice at such time or times and place either within or without the State of Montana as shall, from time to time, be fixed by resolution of the board of directors. Any business may be transacted at a regular meeting.

     Section  4.  Special  Meetings.  Special Meetings of the board of directors
                  ------------------
may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any time or place, either within or without the State of Montana, as the time and place for holding any special meeting called by them.

     Section  5.  Conference  Call Meetings.  Members of the board of directors,
                  --------------------------
or any committee designated thereby, may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time; and participation by such means shall constitute presence in person at a meeting.

     Section  6.  Notice.  Notice  of  any  special  meeting  of  the  board  of
                  -------
directors shall be given at least two (2) days previously thereto by written notice delivered personally, mailed to each director at his business address or by telegraph. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed with postage prepaid. Any director may waive notice of any meeting in accordance with Article IX of these By-Laws. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     Section 7.  Quorum.  A majority of the number of directors fixed by Section
                 -------
2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors; but if less than such a majority is present at a meeting, a majority of the directors present may adjourn the meeting without further notice.

     Section  8.  Manner  of  Acting.  The  act of the majority of the directors
                  -------------------
present at a meeting at which a quorum is present shall be the act of the board of directors. For purposes of voting, each director shall have one vote at all meetings of the board of directors, irrespective of the number of shares he may hold.

     Section 9.  Action Without a Meeting.  Any action which may be taken by the
                 -------------------------
board of directors or a committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or all of the members of the committee, as the case may be, entitled to vote with respect to the subject matter thereof. Such consent shall have the same effect as a unanimous vote.

     Section  10.  Vacancies.  Any  vacancy  occurring in the board of directors
                   ----------
may be filled by the affirmative vote of a majority of the remaining directors although they may constitute less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by the board of directors for a term of office continuing only until the next election of directors by the shareholders. Any directorship to be filled by reason of the removal of one or more directors by the shareholders may be filled by election of the shareholders at the meeting at which the director or directors are removed. Any director may resign his office at any time, without acceptance, such resignation to be made in writing and delivered to the president or secretary of the corporation.

     Section  11.  Removal of Directors.  At a meeting called expressly for that
                   ---------------------
purpose, directors may be removed. Any director, or the entire board of directors, may be removed, with or without cause, by a vote of the holders of two-thirds of the shares then entitled to vote at an election of directors. If the corporation has fewer than one hundred shareholders, the entire board of directors will be removed by a vote of a majority of shares then entitled to vote.

     Section 12.  Compensation.  The board of directors shall have the authority
                  -------------
to fix the compensation of its directors. By resolution of the board of directors, each director may be paid his expenses, if any, of attendance at each board of directors' meeting and may be paid a stated salary as director or a fixed sum for attendance at each board of directors' meeting or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     Section  13.  Presumption of Assent.  A director of the corporation, who is
                   ----------------------
present at a board of directors' meeting at which action on any corporation matter is taken, is presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or forwards such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent does not apply to a director who voted in favor of such action.


                              ARTICLE IV.  OFFICERS
                              -----------  --------

     Section  1.  Number.  The  officers  of  the corporation shall consist of a
                  -------
president, one or more vice presidents (the number thereof to be determined by the board of directors), a secretary and a treasurer, each of whom shall be elected by the board of directors. Such other officers and assistant offices and agent as may be deemed necessary may be elected or appointed by the board of directors. Any two or more offices may be held by the same person, except the offices of president and secretary.

     Section  2.  Election  and Term of Office.  The officers of the corporation
                  -----------------------------
shall be elected annually by the board of directors at the first board of directors' meeting held after each annual shareholders' meeting. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as is convenient. Each officer shall hold office until his successor shall have been duly elected and qualified, until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     Section  3.  Removal  of  Officer  or  Agent.  Any  officer or agent may be
                  --------------------------------
removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract right, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     Section  4.  Vacancies.  A  vacancy  in  any  office  because  of  death,
                  ----------
resignation, removal, disqualification or otherwise shall be promptly filled by the board of directors for the unexpired portion of the term. Any officer may resign at any time by giving written notice of such resignation to the board of directors, the president or the secretary of the corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the board of directors or by such other officer, and the acceptance of such resignation shall not be necessary to make it effective.

     Section  5.  President.  The president shall be the corporation's principal
                  ----------
executive officer and, subject to the control of the board of directors, shall exercise general supervision and control over all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and the board of directors. He may sign with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors certificates for shares of the corporation and any deeds, mortgages, bonds, contracts or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall b expressly delegated by the board of directors or by these By-Laws to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed. At each annual meeting of the shareholders and directors, he shall present a report of the condition of the business of the corporation. He shall cause to be called regular and special meetings of the shareholders and directors in accordance with the requirements of the statutes and these By-Laws. He shall also be responsible for enforcing the By-Laws of the corporation. The president shall in general perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors.

     Section  6.  Vice  President.  In  the  event  of  the president's absence,
                  ----------------
unavailability, inability or refusal to act, the vice president (or, in the event there be more than one, the vice presidents in order of their election) shall be vested with and perform the duties of the president and when so acting shall have the powers of and be subject to all restrictions upon the president. Any vice president may sign with the secretary or an assistant secretary certificates for shares of the corporation and shall perform such other duties as from time to time may be assigned to him by the president or the board of directors.

     Section  7.  Secretary.  The  secretary shall:  (a) keep the minutes of the
                  ----------
proceedings of the shareholders and the board of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which is duly authorized on behalf of the corporation under its seal; (d) keep a register of the post office address of each shareholder, which address shall be furnished to the secretary by such shareholder; (e) sign with the president or a vice present certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation; (g) attend to all correspondence and present to the board of directors at its meetings all communications received by him; and (h) in general, perform all duties incident to the office of secretary and such other duties as may be assigned to him by the president or the board of directors.

     Section  8.  Treasurer.  The  treasurer shall:  (a) have charge and custody
                  ----------
of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these By-Laws; (c) keep accurate books of account of the corporation's business and transactions; (d) render a report of the condition of the finances of the corporation at each regular board of directors' meeting and at such other times as required of him and shall make a full financial report at the annual shareholders' meeting; and (e) in general perform all of the duties incident to the office of treasurer and such other duties as may be assigned by the president or the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in the sum and with such surety or sureties as the board of directors shall determine.

     Section  9.  Assistant  Secretaries  and  Treasurers.  The  assistant
                  ----------------------------------------
secretaries, when authorized by the board of directors, may sign with the president or a vice president certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors. The assistant treasurers shall, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such surety or sureties as the board of directors shall determine. The assistant secretaries and treasurers shall, in general, perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the board of directors.

     Section 10.  Chairman of the Board of Directors.  The chairman of the board
                  -----------------------------------
of directors, when such office is authorized by the board of directors, shall, if present, preside at all meetings of the board of directors in lieu of the president and shall, in general, perform all duties incident to the office of chairman of the board and such other duties as may, from time to time, be assigned to him by the board of directors.

     Section  11.  Salaries.  The  salaries  of the officers shall be fixed from
                   ---------
time to time by the board of directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

     Section  12.  Sureties  and Bonds.  In case the board of directors shall so
                   --------------------
require, any officer, employee or agent of the corporation shall execute to the corporation a bond in such sum and with such surety or sureties as the board of directors may direct, conditioned upon the faithful performance of his duties to the corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the corporation which may come into his hands.

     Section 13.  Shares of Other Corporations.  Whenever the corporation is the
                  -----------------------------
holder of shares of any other corporation, any right or power of the corporation as such shareholder (including the attendance of waivers, consents, proxies or other instruments) may be exercised on behalf of the corporation by the president, any vice president or such other person as the board of directors may authorize.

                ARTICLE V.  CONTRACTS, LOANS, CHECKS AND DEPOSITS
                ----------  -------------------------------------

     Section 1.  Contracts.  The board of directors may authorize any officer or
                 ----------
officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the corporation. Such authority may be general or confined to specific instances.

     Section  2.  Loans.  No  loans  shall  be  contracted  on  behalf  of  the
                  ------
corporation, and no evidences of indebtedness shall be issued in the name of the corporation unless authorized by resolution of the board of directors. Such authority may be general or confined to specific instances.

     Section  3.  Checks,  Drafts,  Etc.  All checks, drafts or other orders for
                  ----------------------
the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents, of the corporation and in such manner as shall be determined by resolution of the board of directors.

     Section  4.  Deposits.  All funds of the corporation not otherwise employed
                  ---------
shall be deposited to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.


             ARTICLE VI.  CERTIFICATES FOR SHARES AND THEIR TRANSFER
             -----------  ------------------------------------------

     Section  1.  Certificates  for Shares.  The shares of the corporation shall
                  -------------------------
be represented by certificates in such form as shall be determined by the board of directors. Such certificates shall be signed by the president, by the treasurer or an assistant treasurer or by a vice president and the secretary or an assistant secretary and sealed with the corporate seal or a facsimile thereof. the signatures of such officers upon the certificate may be facsimiles if the certificates are countersigned by a transfer agent or registered by a registrar other than the corporation itself or an employee of the corporation.

     Each  certificate  representing  shares  shall state upon the face thereof:

          (a) That the corporation is organized under the laws of the state of Montana.

          (b)     The  name  of  the  person  to whom the certificate is issued.

          (c) The number and class of shares and the designation of the series, if any, which such certificate represents.

          (d) The par value of each share represented by such certificate or a statement that the shares are without par value.

     All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and the date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled; and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe. No certificate shall be issued for any share until such share is fully paid.

     Section  2.  Subscriptions.  Subscriptions  to the shares shall be paid  at
                  --------------
such time and in such installments as the board of directors may determine. If default shall be made in the payment of any installment as required by such resolution, the board may declare the shares and all previous payments thereon forfeited for the use of the corporation, in the manner prescribed by statute.

     Section  3.  Transfer  of  Shares.  Transfer  of  shares of the corporation
                  ---------------------
shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The corporation shall issue a new certificate for the shares surrendered to the person or persons entitled thereto. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes. The corporation, by resolution of the board of directors, may, from time to time, appoint a transfer agent and/or a registrar, under such arrangements and upon such terms and conditions as the board of directors deems advisable.

     Section  4.  Returned Certificates.  All certificates for shares changed or
                  ----------------------
returned to the corporation for transfer shall be marked by the secretary "canceled," along with the date of cancellation, and the transaction shall be immediately recorded in the stock record book opposite the memorandum of its issue. The returned certificate may be inserted in the stock record books.

     Section  5.  Lost or Destroyed Certificates.  The holder of any certificate
                  -------------------------------
representing shares of the corporation shall immediately notify the corporation of any loss or destruction of the certificate representing the same. The corporation may issue a new certificate in place of any certificate theretofore issued by it which is alleged to have been lost or destroyed. On production of such evidence of loss or destruction as the board of directors may, in its discretion, require the owner of the lost or certificate, or his legal representative, to give the corporation a bond in such sum as the board may direct and with such surety or sureties as may be satisfactory to the board of indemnify the corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the board of directors, it is proper to do so.

                            ARTICLE VII.  FISCAL YEAR
                            ------------  -----------

     The fiscal year of the corporation may be fixed or changed from time to time by the board of directors.


                          ARTICLE VIII.  DISTRIBUTIONS
                          -------------  -------------

     The Board of directors may authorize and the corporation may make distributions on its outstanding shares in the manner and upon the terms and conditions provided by law and the corporation's Articles of Incorporation.


                          ARTICLE IX.  WAIVER OF NOTICE
                          -----------  ----------------

     Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of the Montana Business Corporation Act or under the provisions of the Articles of Incorporation or By-Laws of the corporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


                     ARTICLE X.  CORPORATION INDEMNIFICATION
                     ----------  ---------------------------

     Except to the extent limited by the Montana Business Corporation Act, each director or officer, whether or not then in office, shall be indemnified by the corporation against all loss, costs and expenses reasonably incurred by or imposed upon him in connection or resulting from any action , suit or proceeding to which he may be a party by reason of his being or having been a director or officer of the corporation.


                             ARTICLE XI.  AMENDMENTS
                             -----------  ----------

     The board of directors may alter, amend or repeal these By-Laws or adopt new by-laws at any regular or special board of directors' meeting, subject to repeal or change by action of the shareholders.


                                   CERTIFICATE
                                   -----------

     We, the undersigned, hereby certify that we acted as chairman and secretary, respectively, of a meeting of the board of directors of the above corporation held on the ____ day of _______________, 1984, at which the foregoing By-Laws were duly adopted as and for the By-Laws of said corporation, and hereby further certify that the foregoing constitutes the By-Laws of said corporation.